SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                             Form 10-KSB/A

[X]               Annual Report under Section 13 or 15(d)
               of the Securities Exchange Act of 1934

              For the Fiscal Year Ended October 31, 1999

                                  OR

[ ]           Transition Report under Section 13 or 15(d)
                of the Securities Exchange Act of 1934

                     Commission File No.: 0-19000

                            JLM COUTURE, INC.
            (Name of Small Business Issuer in its charter)

         Delaware                                     13-3337553
     (State or other Jurisdiction            (IRS Employer
     of Incorporation or Organization)       Identification Number)

225 West 37th Street, 5th Floor, New York, New York          10018
(Address of principal executive offices)               (Zip Code)

Issuer's telephone number:        (212) 921-7058

Securities registered pursuant to Section 12(b) of the Exchange Act: None Securities registered pursuant to Section 12(g) of the Exchange Act:

            Common Stock, par value $.0002 per share
                         (Title of class)

     Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements
for the past 90 days.  Yes    X       No

     Check if there is no disclosure of delinquent filers in response to
Item 405 of Regulation S-B is contained herein, and no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB [X].

     The issuer's revenues for its most recent fiscal year were $18,097,989.

     The aggregate market value of the shares of Common Stock held by non-affiliates as reported by NASDAQ on February 24, 2000 was approximately $3,236,299.

     As of February 22, 2000, the registrant had outstanding 2,070,530 shares of Common Stock, par value $.0002 per share.

     Transitional Small Business Disclosure Format:  Yes      No  X

     The Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999 as filed on February 1, 2000 (the "Form 10-KSB") of JLM Couture, Inc. ("JLM" or the "Company"), is hereby amended, due to the fact the Company has not filed its proxy statement for its annual meeting, to include the following items:


PART III.

Item 9.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL
          PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE
          ACT.

     The following table sets forth certain information as to the directors of the Company:


                              Position with            Director
Name                Age       the Company              Since


Joseph L. Murphy     46       Chief Executive          April 1986
                              and Financial Officer,
                              Director


Daniel M. Sullivan   74       Chairman of the          September 1986
                              Board of Directors


Joseph E. O'Grady    77       Secretary and Director   February 1991


     Joseph L. Murphy, a founder of the Company, has been a director of the Company since its inception. During Fiscal 1992, Mr. Murphy was appointed President. In February 1993, Mr. Murphy was appointed Chief Executive Officer. Mr. Murphy is the brother of Mark Murphy, the Company's Vice President - Operations.

     Daniel M. Sullivan became a director in September 1986 and was elected Chairman of the Board in 1989. In 1989, Mr. Sullivan retired as President and Chief Executive Officer of Frost & Sullivan, Inc., a publicly-traded publisher of market research studies, a position he had held for more than five years prior to his retirement.

     Joseph E. O'Grady was appointed to the Board of Directors in February 1991. In December 1992, Mr. O'Grady was appointed Secretary of the Company. For more than the past five years, Mr. O'Grady has been the President of JOG Associates, Inc., a privately-held financial consulting firm based in Hicksville, New York. JOG Associates, Inc. arranges business financing and provides financial consulting services for closely-held companies.

     Directors serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     During Fiscal 1999, the Board of Directors met informally. It acted three times by unanimous written consent.


OTHER EXECUTIVE OFFICERS

                              Position with        Position
Name                Age       the Company          Held Since

Mark Murphy         35        Vice President-      May 1993
                              Operations


     Mark Murphy, 35, was appointed Vice President - Operations in May 1993. Mr. Mark Murphy joined the Company in January 1993. Prior to his joining the Company, Mr. Mark Murphy was employed as a manager by Accurate Testing Co., a metals testing company based in California, a position he had held since 1988. Mr. Mark Murphy is the brother of Joseph L. Murphy, the Company's President.


COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received by it, the Company believes that during Fiscal 1999 all executive officers and directors of the Company complied with all applicable filing requirements.


AUDIT AND COMPENSATION COMMITTEE

     During Fiscal 1999, the Audit and Compensation Committee (the "Audit Committee") consisting of Messrs. O'Grady and Sullivan did not meet or act by unanimous written consent.


Item 10.  EXECUTIVE COMPENSATION.

     The following table sets forth information relating to the cash compensation received during the Company's last three fiscal years by the Company's President. None of the Company's other officers had cash compensation in Fiscal 1998 of more than $100,000 per year:
                        SUMMARY COMPENSATION TABLE


Name and              Annual Com-  Other          Long Term      Other
Principal      Fiscal pensation    Annual Com-    Compensation   Compen-
Position       Year   Salary($)    pensation($)   Options        sation($)

Joseph L.      1999    237,964     77,437             -            8,654
Murphy,        1998    178,833     45,703          200,000        10,132
President      1997    150,000     76,102          100,000        10,639


     EMPLOYMENT AGREEMENT

     On May 19, 1998, Mr. Joseph L. Murphy entered into an amended employment agreement (the "Agreement") with the Company. The Agreement terminates May 19, 2003, unless terminated earlier. The base salary commences at $200,000 per annum. As additional compensation, Mr. Murphy receives five percent (5%) of the Company's annual pre-tax profits. As additional compensation, Mr. Murphy was granted a five year option to purchase 200,000 shares of Common Stock of the Company exercisable at a rate of 50,000 shares immediately and 50,000 shares on each yearly anniversary date thereof at an exercise price of $2.5625 per share, that being the fair market value of a share of Common Stock on the date of grant.


STOCK OPTION PLANS

     On November 17, 1986, the Company adopted an Incentive Stock Option Plan (the "Plan") pursuant to which options to purchase up to an aggregate of 100,000 shares of Common Stock could be granted. Such options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Code ("Incentive Options").

     In November 1994, the Board adopted and a majority of the Company's shareholders approved a 1 for 3 reverse stock split, which automatically decreased the authorized shares of Common Stock under the Plan to 33,333. The Plan was amended in February 1996 to increase the number of shares for which options could be granted to 100,000. A majority of the Company's stockholders approved the Plan, as amended, in March 1996. During Fiscal 1996, options to purchase an aggregate of 100,000 shares of Common Stock were granted to ten employees of the Company. These options expire four and three years from the date of issuance and are exercisable at prices ranging from $.87 and $2.125 per share.

     The Plan is administered by the Board of Directors which has the authority to determine the persons to whom Incentive Options may be granted, the number of shares of Common Stock to be covered by each Incentive Option, the time or times at which the Incentive Options may be granted or exercised and, for the most part, the terms and provisions of the Incentive Options. The exercise price of Incentive Options granted under the Plan may not be less than the fair market value of the shares of Common Stock on the date of grant.

     On August 26, 1996, the Company adopted a second stock option plan (the "1996 Plan"). The 1996 Plan provides for the issuance of incentive and non statutory stock options to employees, consultants advisors and/or directors for a total of up to 100,000 shares of Common Stock. The 1996 Plan was amended by the Board of Directors (subject to stockholder approval) in September 1998 to increase the authorized number of shares thereunder from 100,000 to 250,000 shares. A majority of the Company's stockholders approved the amendment to the 1996 Plan in October 1998, at the Company's Annual Meeting of Shareholders. The exercise price of options granted may not be less than the fair market of the shares on the date of grant (110% of such fair market value for a holder of more than 10% of the Company's Common Stock). The 1996 Plan will terminate on August 26, 2006.


            AGGREGATED OPTION EXERCISES IN LAST FISCAL
           YEAR AND FISCAL YEAR-END (FYE) OPTION VALUES

                                                  Value of
                                                  Unexercised
                                   Number         In-the-Money
                                   Of Unexercised Options
                                   Options        At FYE End
          Shares                   At FYE         Acquired ($)
          Acquired     Value       Exercisable/   Exercisable/
Name      On Exercise  Realized(1) Unexercisable  Unexercisable(1)

Joseph L.
Murphy            -         -      200,000/100,000      0/0

Mark
Murphy            -         -            0/0            0/0

Joseph E.
O'Grady           -         -        6,667/3,333        0/0

Daniel M.
Sullivan          -         -       10,667/3,333        0/0

________________


(1)  Represents fair market value of Common Stock at October 31,
     1999 of $1.875 as reported by NASDAQ, less the exercise price.


COMPENSATION OF DIRECTORS

     Directors not employed by the Company are compensated as consultants for the time spent on Company matters, including attendance at directors' and other meetings. During Fiscal 1999, Mr. Sullivan received $30,000 and Mr. O'Grady received $50,956 as consultant fees. Mr. O'Grady's remuneration is also reported in the Summary Compensation Table above. See "Stock Option Plans" above.


Item 11.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT.

     The following table sets forth as of February 22, 2000, the number of shares of Common Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of Common Stock, (ii) by each director and (iii) by all officers and directors as a group:

                             Number of           Percent of
Names and Address        Shares Owned (1)    Outstanding Shares


Joseph L. Murphy              730,704(2)(3)(4)       32.18%
225 West 37th Street
New York, NY 10123

Daniel M. Sullivan            177,916(2)(3)           8.54%
225 West 37th Street
New York, NY 10123

Harvest Capital                78,740                  3.8%
Corporation
225 West 37th Street
New York, NY 10123

Joseph E. O'Grady              11,333(2)                (7)

FMR Corp.                     181,500(5)              8.76%
82 Devonshire Street
Boston, MA 02109

Carl Seaman                   281,666(6)              13.6%
12 The Poplars
Roslyn, NY 11576

All Directors and
  officers as a
  group (4 persons)           944,060(2)(3)          41.15%
_________________

(1) Unless otherwise indicated, all shares of Common Stock are owned directly.

(2)  Includes 200,000, 16,667, 6,667 and 223,344 shares for Messrs.
     J. L. Murphy, Sullivan, O'Grady and all officers and directors as a group, respectively, that are issuable upon exercise of presently exercisable options at an average exercise price of approximately $3.39 per share.

(3) Pursuant to the Securities Exchange Act of 1934, in addition to the ownership of Common Stock set forth above, Mr. Joseph
     L. Murphy, by virtue of his position with (President and a director) and ownership of 22.1% of the outstanding Common Stock of Harvest Capital Corporation ("Harvest") and Mr. Sullivan, by virtue of his position with Harvest (Secretary and a director), are considered to be the beneficial owners of an additional 78,740 shares of Common Stock owned by Harvest. Messrs. Murphy and Sullivan disclaim beneficial ownership of these shares.

(4) On December 6, 1999, Mr. Joseph L. Murphy privately purchased 118,331 shares of Common Stock at a price of $2.125 per share. To finance this purchase, Mr. Murphy borrowed funds from a New York Bank and pledged all of these shares of Common Stock as security for this loan. In addition, Mr. Murphy purchased 200,000 shares of Common Stock from the Company on December 22, 1998, as referred to below in Item 12. Certain Relationships and Related Transactions.

(5)  Based on information furnished to the Company by FMR Corp. on
     Schedule 13G/A, dated February 11, 2000.

(6)  Based on information furnished to the Company by Mr. Seaman on
     Schedule 13D dated June 1, 1995 filed with the Company.

(7)  Less than one percent.


     The Company is unaware of any arrangement, the operation of which, at a subsequent date, may result in a change of control of the Company.


Item 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     On December 22, 1998, Mr. Joseph L. Murphy purchased from the Company 200,000 shares of Common Stock at a price of $2.25 per share, the market value of such shares on such date. The purchase was financed by Mr. Murphy executing a ten year promissory note due to the Company in the principal amount of $450,000. The promissory note bears interest at 5% per annum and requires annual principal payments of $45,000 with accrued interest. The purchase was approved by the unanimous consent of the Board of Directors of the Company. The Company sold these shares to Mr. Murphy because it was deemed to be in the best interests of the Company for him to increase his equity ownership in the Company to better align his interest with that of the other shareholders of the Company.




                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                JLM COUTURE, INC.,
                                   Registrant




Dated: February 28, 2000        By:s/Joseph L. Murphy
                                   Joseph L. Murphy
                                   President (Authorized officer
                                   and Principal Financial
                                   Officer)